For Immediate Release

Asure Software Announces Receipt of Notice of Non-Compliance and Subsequent Notice of Regained Compliance Related to Filing of its Form 10K

Austin, Texas, November 6, 2009.  Asure Software (NASDAQ: ASUR), a leading provider of workforce management software, announced that on November 2, 2009, it received a letter stating that it no longer met the periodic filing requirement for the Nasdaq Stock Market under Listing Rule 5250(c)(1).  However, on November 6, 2009, Asure received a letter from Nasdaq stating it has regained compliance because it filed its form 10K on November 6, 2009.

For further information contact:

Lisa Flynn, Asure Software: (512) 437-2678

About Asure Software

Headquartered in Austin, Texas, Asure Software, (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure’s market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, and meeting and event management. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties, which include those associated with continued listing of the Company's securities on the NASDAQ Capital Market, could cause actual results to differ from those contained in the forward-looking statements.